UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

BERKELEY COFFEE & TEAC, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-168911	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu
Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-15021337898

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5 – Corporate Governance and management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2011, Berkeley Coffee & Tea, Inc. (the “Company”) entered into a management agreement with Sean Tan, the Company’s sole officer and director to serve as the President and Chief Executive Officer of the Company. Mr. Tan will perform such duties customarily performed by the Chief Executive Officer and President and such other duties as reasonably requested by the Chairman or the Board of Directors of the Company. These duties will include, but not be limited to, signing SEC filings and certifications required by the Sarbanes-Oxley Act. It is understood that Mr. Tan has other business interests and responsibilities but that he does not anticipate any significant time conflicts. Mr. Tan will not accept any significant new engagements and will devote the time and attention necessary to fulfill these duties to the Company. Mr. Tan’s engagement commences on the March 1, 2011 and shall continue on a year-to-year basis until terminated by either party upon sixty days prior written notice to the other party.  The Company shall make monthly management fee payment of six thousand dollars ($6,000) to Tan, in arrears, on the last day of each month.

The summary of the Agreement entered into in connection with the engagement of Sean Tan as set forth in this report on Form 8-K is qualified in its entirety by reference to the Agreement that is attached as an exhibit to this Form 8-K.

Section 8 – Other Events

Item 8.01 Other Events

To provide financing to commence the implementation of its business plan and operations, the Company prepared and filed, on August 17, 2010, a Registration Statement under S-1 offering to sell 2,500,000 shares of its common stock at $0.20 per share for gross proceeds of $500,000. The Registration Statement was declared effective January 28, 2011, and the closing date for the offering was for a maximum period of 90 days from the effective date of the Registration Statement being April 28, 2011 or extended for an additional maximum period of 90 days at the Company’s discretion.

On March 31, 2011, the Company completed the offering of 2,500,000 shares of its common stock at $0.20 per share and received gross proceeds of $500,000. Effective March 31, 2011, the Company has closed this offering under the Registration Statement and will not sell any additional shares of its common stock.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Attached hereto as exhibit 10.1 is the Management Agreement between Mr. Tan and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Sean Tan

Sean Tan, President